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Exhibit 99.2

Notice of Guaranteed Delivery

To Tender for Exchange
$425,000,000 principal amount of and $100,000,000 principal amount of
Floating Rate Senior Notes due 2012
of
NTL Cable PLC

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON                , 2005 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY NTL CABLE PLC IN ITS SOLE DISCRETION

The Exchange Agent for the Exchange Offer is:

The Bank of New York

By Registered Mail or Overnight Courier: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, Floor 7 East New York, New York 10286 Attn: Carole Montreuil	By Facsimile Transmission: (for eligible institutions only) +1 212 298 1915 To Confirm by Telephone: +1 212 815 5920	By Hand Delivery: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, Floor 7 East New York, New York 10286 Attn: Carole Montreuil

        Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        Registered holders of outstanding 8.75% Senior Notes due 2014 and Floating Rate Senior Notes due 2012 (together, the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principal amount of 9.75% Senior Notes due 2014, 8.75% Senior Notes due 2014 and Floating Rate Senior Notes due 2012 (together, the "Exchange Notes") may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Outstanding Notes pursuant to the Exchange Offer (as defined below) if: (1) their Outstanding Notes are not immediately available or (2) they cannot deliver their Outstanding Notes (or a confirmation of book-entry transfer of Outstanding Notes into the account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the expiration date or (3) they cannot complete the procedure for book-entry transfer on a timely basis.

        This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer—How to Tender Outstanding Notes for Exchange" in the prospectus dated          , 2005 (the "Prospectus"), which together with the related Letter of Transmittal constitutes the "Exchange Offer" of NTL Cable PLC.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:
Name(s) of Registered Holder(s):
Principal Amount of Notes Tendered:
Certificate No.(s) of Notes (if available):

Date:
Address:
Area Code and Telephone No.:
If Notes will be delivered by book-entry transfer, provide information below:
Name of Tendering Institution:
Depositary Account No. with DTC:
Transaction Code Number:

  This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):
Capacity:
Address(es):

2

        DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED GUARANTEE

  GUARANTEE
  (Not To Be Used for Signature Guarantee)

  The undersigned, an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer—Guaranteed Delivery Procedures"), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent's account at The Depository Trust Company, Euroclear or Clearstream, Luxembourg, as applicable), and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent's message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.
  The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent's message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

  Name of Firm:

  Authorized Signature:

  Title:

  Address:

  Area Code and Telephone Number:

  (Zip Code)

  Dated:

3

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Notice of Guaranteed Delivery
To Tender for Exchange $425,000,000 principal amount of and $100,000,000 principal amount of Floating Rate Senior Notes due 2012 of NTL Cable PLC
The Exchange Agent for the Exchange Offer is: The Bank of New York
PLEASE SIGN AND COMPLETE
Please print name(s) and address(es)